UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________________________

Date of Report (Date of earliest event reported): February 28, 2017

NEUROMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Winter Street, Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip Code)
(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

NeuroMetrix, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 on February 28, 2017. Of the Company’s 7,114,901 shares of common stock issued and outstanding and eligible to vote as of the record date of January 9, 2017, a quorum of 5,806,748 shares, or 81.6% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on January 23, 2017. The following actions were taken at the Special Meeting:

1.
Approval of the issuance of shares of the Company’s Series E convertible preferred stock and warrants to purchase shares of its common stock to an institutional investor and its affiliates (the “Investor”) pursuant to the Securities Purchase Agreement, dated as of December 28, 2016, by and between the Corporation and the Investor (the “Securities Purchase Agreement”) and to approve the other transactions contemplated thereby, including the resetting of the exercise prices of warrants to purchase shares of the Company's common stock, to comply with NASDAQ Marketplace Rule 5635(d):

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,823,278	257,058	8,044	2,718,368

2.	Approval of the resetting of the conversion price of the Company’s Series D convertible preferred stock held by the Investor, as required by the Securities Purchase Agreement:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,823,278	257,058	8,044	2,718,368

3.
Approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of shares of the Company’s common stock authorized for issuance from 100,000,000 shares to 150,000,000 shares:

Votes For	Votes Against	Votes Abstained
4,269,209	1,514,162	23,377

4.	Authorization to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2 and 3:

Votes For	Votes Against	Votes Abstained
4,543,021	1,180,487	83,240

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes in favor of Proposals 1, 2 and 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: February 28, 2017	/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer
and Treasurer